Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CBIZ, Inc.:

We consent to the incorporation by reference in the registration statements Nos. 333-135912, 333-76179, 333-64109, and 333-27825 on Form S-3; Nos. 333-90749, 333-46687, and 333-15413 on Form S-3, as amended; Nos. 333-40313 and 333-81039 on Form S-4, as amended; and Nos. 333-145495, 333-62148, 333-74647, 333-35049, 333-176219, and 333-197284 on Form S-8 of CBIZ, Inc. of our reports dated February 28, 2019, with respect to the consolidated balance sheets of CBIZ, Inc. and subsidiaries as of December 31, 2018 and 2017, and the related consolidated statements of comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 Annual Report on Form 10-K of CBIZ, Inc.

/s/ KPMG LLP

Cleveland, Ohio

February 28, 2019